Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

To Tender Shares of Common Stock

of

EXAR CORPORATION

Pursuant to its Offer to Purchase dated July 25, 2005

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 23, 2005,

UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) certificates evidencing shares of common stock, par value $0.0001 per share (the “Shares”), of Exar Corporation, a Delaware corporation (“Exar”), are not immediately available or cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase), (b) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (c) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or overnight courier to the Depositary on or before the Expiration Date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare

By Mail: Computershare P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Delivery: Computershare 161 Bay State Drive Braintree, MA 02184 By Facsimile Transmission: (781) 380-3388 To Confirm Facsimile Transmission: (781) 843-1833 Ext. 200	By Hand: Computershare 17 Battery Place, 11th Floor New York, NY 10004

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO EXAR, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC DOES NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Exar Corporation, upon the terms and subject to the conditions described in the Offer to Purchase dated July 25, 2005 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of Exar’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED:                      SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Exar purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Exar pursuant to the Offer. This action will result in receiving a price per Share of as low as $15.00 or as high as $17.00.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Exar will be purchased at the Purchase Price. A stockholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $15.00	☐ $15.75	☐ $16.50
☐ $15.25	☐ $16.00	☐ $16.75
☐ $15.50	☐ $16.25	☐ $17.00

CONDITIONAL TENDER

(See Instruction 15 of the Letter of Transmittal)

A stockholder may tender his or her Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate in the box captioned “Conditional Tender” below. It is the tendering stockholder’s responsibility to determine the minimum number of Shares to be purchased.

Conditional Tender. Unless the following box has been checked and a minimum specified, the tender will be deemed unconditional:

☐	The minimum number of Shares that must be purchased, if any are purchased, is Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Exar may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have properly tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

Name(s) of Record Holder(s):

(Please Type or Print)

Certificate No(s).:

Address(es):

(Include Zip Code)

Daytime Area Code and Telephone No.:

Taxpayer ID No(s). or Social Security No(s).:

If Shares will be delivered by book-entry transfer, provide the following information:

Account Number:

Date:

Signature(s):

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ODD LOTS

(See Instruction 16 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

On the date hereof, the undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of those Shares, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering shares (check ONE box):

☐	at the Purchase Price, which will be determined by Exar in accordance with the terms of the tender offer (persons checking this box should check the first box on page 2 of this notice of guaranteed delivery, under the heading “Shares Tendered at Price Determined Pursuant to the Offer”); or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Stockholder” on page 2 of this notice of guaranteed delivery.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery to the Depositary of the Shares tendered, in proper form for transfer, or a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at DTC, together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three business days of this date.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name:

(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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